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                                                                    EXHIBIT 23.1








INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-31900 and 333-60990 of iGo Corporation on Form S-8 of our report dated April 5, 2002 (May 3, 2002 as to Note 17) (which report expresses an unqualified opinion and includes a going concern uncertainty explanatory paragraph and an explanatory paragraph that states that iGo Corporation's 2001 consolidated financial statements have been restated), appearing in this Annual Report on Form 10-K/A No. 1 of iGo Corporation for the year ended December 31, 2001.





DELOITTE & TOUCHE LLP

Reno, Nevada
May 7, 2002